                                                                       Exhibit 5

                                 [LETTERHEAD]

                                 June __, 1997


Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico   87501

     Re:  Registration Statement on Form S-1
          (Registration No. 333-26037)

Ladies and Gentlemen:

     We have acted as counsel to Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), in connection with its proposed offering of shares of Class B common stock, par value $.01 per share (the "Class B Shares"), and the related Preferred Share Purchase Rights, as more fully set forth in the registration statement on Form S-1 (the "Registration Statement") relating to the Class B Shares.

     As counsel to Security Capital, we have examined originals or copies certified to our satisfaction of Security Capital's Articles of Amendment and Restatement, Security Capital's Amended and Restated Bylaws, resolutions of Security Capital's Board of Directors and such records, certificates and other documents and such questions of law as we considered necessary or appropriate for the purpose of this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of Security Capital. In rendering such opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, confirmed or photostatic copies.

     Based upon and subject to the foregoing and to the assumptions, limitations and qualifications referred to herein, we are of the opinion that the Class B Shares, when sold and delivered against payment therefor and in the manner described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     Insofar as the foregoing opinion involves matters governed by Maryland law, we have relied, with your approval, upon the opinion of the law firm of Ballard Spahr Andrews & Ingersoll,

Security Capital Group Incorporated
June __, 1997
Page 2


a copy of which is attached as Exhibit A, and our opinion is subject to the assumptions, limitations and qualifications set forth therein.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters."

     We are admitted to practice law in the State of Illinois and we express no opinions as to matters under or involving any laws other than the laws of the State of Illinois and the federal laws of the United States of America.

                                       Very truly yours,


                                       MAYER, BROWN & PLATT

                                   D R A F T
                               [BSAI LETTERHEAD]



                                                                     File Number
                                                                          874604



                                 July ___, 1997



Security Capital Group Incorporated
125 Lincoln Avenue
Santa Fe, New Mexico   87501

     Re:  Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

     We have served as Maryland counsel to Security Capital Group Incorporated, a Maryland corporation (the "Company"), in connection with certain matters of Maryland law arising out of the offering of up to ___________ shares (the "Shares") of Class B Common Stock, $.01 par value per share (the "Common Stock"), of the Company covered by the above-referenced Registration Statement (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"). Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

     In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the "Documents"):

     1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission under the 1933 Act;

     2. The charter of the Company (the "Charter"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland (the "SDAT");

Security Capital Group Incorporated
July ____, 1997
Page 2



     3. The Bylaws of the Company, certified as of a recent date by its Secretary;

     4. Resolutions adopted by the Board of Directors of the Company (the "Board") or a duly authorized committee thereof, relating to the sale, issuance and registration of the Shares, certified as of a recent date by the Secretary of the Company (the "Resolutions");

     5. A certificate of the SDAT as to the good standing of the Company, dated as of a recent date; and

     6. A certificate executed by the Secretary of the Company, dated as of a recent date; and

     7. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

     In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

     1. Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding.

     2. Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

     3. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

     4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents are true and complete. There are no modifications of or amendments to the Documents, and there has been no waiver of any of the provisions of the Documents, by actions or omission of the parties or otherwise.

Security Capital Group Incorporated
July ____, 1997
Page 2

     5. The Shares will not be issued or transferred in violation of any restriction or limitation contained in the Charter.

     The phrase "known to us" is limited to the actual knowledge, without independent inquiry, of the lawyers at our firm who have performed legal services in connection with the issuance of this opinion.

     Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

     1. The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

     2. The Shares have been duly authorized and, when and if delivered against payment therefor in accordance with the Resolutions and any other resolutions of the Board of Directors, or a duly authorized committee of the Board of Directors, authorizing their issuance, the Shares will be duly and validly issued, fully paid and nonassessable.

     The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

     We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

     This opinion is being furnished to you solely for your use and, accordingly, may not be relied upon by, quoted in any manner to, or delivered to any other person or entity without, in each instance, our prior written consent.

                                 Very truly yours,